Exhibit 99.1

Roper Technologies to Acquire Frontline Education

Leading Provider of SaaS Solutions for K-12

Sarasota, Florida, August 30, 2022 ... Roper Technologies, Inc. (NYSE: ROP) today announced that it has reached a definitive agreement to acquire Frontline Education in an all-cash transaction valued at approximately $3.725 billion. Including a tax benefit resulting from the transaction, the net purchase price is approximately $3.375 billion, representing approximately 19 times Frontline’s estimated 2023 EBITDA.

Frontline’s cloud-based software provides a connected platform of administrative solutions that are purpose-built for K-12 education, including human capital management, business operations management, student management, and analytics. More than 10,000 educational organizations, representing millions of educators, administrators, and support personnel, utilize Frontline’s tools to automate their operations and gain insights that enable improved efficiency and productivity.

“Frontline is a terrific business with clear niche market leadership, a proven track record of strong organic and inorganic growth, excellent cash conversion, and an outstanding management team that will thrive as part of Roper,” said Neil Hunn, Roper’s President and CEO. “The acquisition of Frontline demonstrates Roper’s disciplined capital deployment strategy that focuses on identifying high-quality, market-leading technology businesses that will enhance Roper’s cash flow compounding. We are excited to welcome Frontline to the Roper family.”

Frontline’s management team will continue to lead the business from its Malvern, Pennsylvania headquarters. Frontline’s name, brands, and office locations will not change as a result of the transaction.

Acquisition Financing and Financial Outlook

Roper anticipates funding the transaction using its cash on hand and revolving credit facility.

Frontline is expected to contribute approximately $370 million of revenue and $175 million of EBITDA in 2023.

Roper expects Frontline’s annual unlevered free cash flow to be approximately 100% of EBITDA.

The transaction is expected to close in the fourth quarter, subject to regulatory approval and customary closing conditions.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss this announcement has been scheduled for 8:30 AM ET on Tuesday, August 30, 2022. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 9863320.

Use of Non-GAAP Financial Information

Roper supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information, including EBITDA, to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Roper defines EBITDA as earnings before interest, taxes, depreciation, and amortization. Roper has not provided a reconciliation of the expected EBITDA contribution by Frontline to the expected net income contribution by Frontline for 2023 because we are unable to quantify certain amounts that would be required to be included in Frontline’s contribution to net income without unreasonable efforts. In addition, Roper believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The non-GAAP financial measure disclosed by Roper in this press release should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500 and Fortune 500. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess free cash flow toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

About Frontline

Frontline Education is a leading provider of school administration software, connecting solutions for human capital management, student and special programs, and business operations with powerful analytics to empower educators. Frontline partners with school systems to deliver tools, data and insights that support greater efficiency and productivity, enabling school leaders to spend more time and resources executing strategies that drive educator effectiveness, student success and district excellence.

Frontline’s broad portfolio includes solutions for proactive recruiting and hiring, absence and time management, professional growth, student information systems, special education, special programs, Medicaid reimbursement, school health management, inventory control and asset management, payroll, benefits and financial management, and analytics solutions that help district leaders tap into their data to make more informed decisions for the benefit of their students and communities. Over 10,000 clients representing millions of educators, administrators and support personnel have partnered with Frontline Education in their efforts to develop the next generation of learners.

Contact Information:

Investor Relations

941-556-2601

investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses, as well as complete any announced divestitures, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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